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                                                                    Exhibit 16.1

[PRICEWATERHOUSECOOPERS LLP]

                                                 PricewaterhouseCoopers LLP
                                                 Two Commerce Square, Suite 1700
                                                 2001 Market Street
                                                 Philadelphia, PA 19103-7042
                                                 Telephone (267) 330 3000
                                                 Facsimile (267) 330 3300




April 18, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Commissioners:

We have read the statements made by Integra, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 11, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP